Exhibit 10.1

Lease

referring to the agreement “Amendment”/supplement of 19 December 2006 (“Principal Lease” relating to Hafenstr. 9)

between

Fresenius Immobilien-Verwaltungs-GmbH & Co, Objekt Schweinfurt KG
(hereinafter referred to as “the Lessor”)

and

Fresenius Medical Care Deutschland GmbH, Bad Homburg v.d.H.

(hereinafter referred to as “the Lessee”)

it is today on 6 February 2008 agreed with effect from 7 October 2007 as a further supplementary part of the agreement as follows:

§1 Subject Matter of the Lease

The Lessor has, at the request of the Lessee, acquired the property Hans-Böckler-Str. 4 in Schweinfurt from Mezger Holding GmbH & Co. KG. The Lessee has taken over the property in a condition compliant with contract. The property is leased in the meaning of the Valuation Act including buildings without operational equipment.

§ 2 Rent and Service Charges

The existing rent fixed in the Principal Lease therefore increases for the Subject Matter described in § 1 by EUR 15,033 net monthly plus statutorily applicable VAT at 19% amounting to EUR 2,856.27. The statutorily applicable tax rate from time to time applies to this additional rent and the VAT payable in addition to the rent and service charges.

§ 3 Term/Application of the Principal Lease

This Lease commences on 01.10.2007 and supplements the aforesaid Principal Lease. For the property Hans-Böckler-Str. 4, all provisions of the Principal Lease of 19.12.2006 and its references to other agreements of the parties apply accordingly. This applies expressly also for all amendments and supplements to the Principal Lease in particular extensions or a new conclusion of the Principal Lease irrespective of when they may have been agreed.

§ 4 Written Form/Saving Clause

Any amendment or addition to this Lease requires written form. That also applies to the dispensation with the written form. If any provision of this supplement and/or the Principal Lease is or becomes invalid, that shall not affect the Lease as a whole. The parties undertake in each such case even in repeated instances, to agree an amendment or supplement to the Lease in accordance with what was financially intended.

Bad Homburg v.d.H. 6 February 2008

Fresenius Immobilien-Verwaltungs-GmbH & Co, Objekt Schweinfurt KG
as Lessor

represented by Fresenius Immobilien-Verwaltungs-GmbH as general partner

Signature	Signature

Dr. Jürgen Götz	Dr. Karl-Dieter Schwab
Managing director	Managing director

Fresenius Medical Care Deutschland GmbH, Bad Homburg v.d.H.
as Lessee

Signature	Signature

Dr. Emmanuel Gatti	pp. Dr. Rainer Runte
Managing director	Procurist